EXHIBIT 99.1

ARKANOVA ENERGY CORPORATION

35-12880 Railway Avenue

Richmond, B.C., Canada

V7E 6G4

December 31, 2006

VIA ELECTRONIC MAIL

Arkanova Energy, Inc.

1650-200 Burrard Street

Vancouver, B.C. V6C 3L6

Arkanova Acquisition Corp.

35-12880 Railway Avenue

Richmond, B.C. V7E 6G4

Dear Sirs/Mesdames

Re:

Agreement and Plan of Merger dated October 20, 2006 as amended on November 30, 2006 (the “Agreement”) among Arkanova Energy Corporation (“Arkanova Nevada”), Arkanova Acquisition Corp. (“Acquisition Corp.”) and Arkanova Energy, Inc. (“Arkanova Delaware”)

                              We refer to the Agreement, as amended, among Arkanova Nevada, Acquisition Corp. and Arkanova Delaware, which outlines the terms of a transaction relating to the merger of Arkanova Delaware with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving entity.

Arkanova Nevada is requesting that Acquisition Corp. and Arkanova Delaware agree to immediately amend the terms of the Agreement, as amended, on the terms and subject to the conditions described in this letter which, if accepted, executed and delivered by Acquisition Corp. and Arkanova Delaware, will form a binding agreement among the parties.

The terms and conditions of this agreement are as follows:
1.	Subsection 7.6 of the Agreement, as amended, entitled “Termination” is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 31, 2007, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.”

With the exception of the foregoing, all of the terms and conditions of the Agreement, as amended, remain in full force and effect.

If you agree to the above terms, kindly sign a copy of this letter signifying your approval and acceptance and return a fully executed letter to Clark Wilson LLP (Facsimile: 604-687-6314 Attention: Cam McTavish) as soon as possible.

Your truly,

ARKANOVA ENERGY CORPORATION

Per:	/s/ Brian Doutaz
Authorized Signatory
Name: Brian Doutaz
Title: President

The undersigned hereby agree to the foregoing terms and conditions of this agreement as of the date first written above.

ARKANOVA ACQUISITION CORP.

Per:	/s/ Brian Doutaz
Authorized Signatory
Name: Brian Doutaz
Title: President

ARKANOVA ENERGY, INC.

Per:	/s/ John Legg
Authorized Signatory
Name: John Legg
Title: President